SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 8, 2001


                                BANK UNITED CORP.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-21017                                   13-3528556
     (Commission File No.)                (IRS Employer Identification No.)

                       3200 Southwest Freeway, Suite 2600
                              Houston, Texas 77027
          (Address of principal executive offices, including ZIP code)



                                 (713) 543-6500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

      On January 8, 2001, Bank United ("Bank United"), a federally chartered savings bank subsidiary of Bank United Corp., issued a notice of redemption to redeem (the "Redemption") all of its 10.12% Non-Cumulative Preferred Stock, Series A ("Series A Shares") and all of its 9.60% Non-Cumulative Preferred Stock, Series B ("Series B Shares"), other than any such Shares owned by Washington Mutual, Inc. The Redemption is being made at a redemption price per share (the "Redemption Prices") of $25.767 for the Series A Shares and $26.503 for the Series A Shares, in each case inclusive of accrued but unpaid dividends through but not including the Redemption Date (as defined below). The Redemption will occur on February 8, 2001 (the "Redemption Date").

      In connection with the Redemption, Washington Mutual, Inc., Bank United Corp. and Bank United have entered into a Redemption and Redemption Reimbursement Agreement, dated as of January 5, 2001 (the "Reimbursement Agreement"). A copy of the Reimbursement Agreement is included as Exhibit 99.1 and is incorporated herein by reference. The Reimbursement Agreement provides for, among other things, the reimbursement of Bank United Corp. and Bank United by Washington Mutual, Inc. in respect of certain expenses incurred in connection with the Redemption and for the possible purchase by Washington Mutual, Inc. from Bank United of two new series of preferred stock of Bank United having substantially the same terms, rights and privileges as the Series A Shares and the Series B Shares.

      In addition, Washington Mutual is expected to commence a tender offer (the "Offer") on January 9, 2001, for all of the issued and outstanding Series A Shares and Series B Shares at an aggregate purchase price per share equal to the Redemption Prices plus $0.50. The Bank United board of directors has determined that the Offer is fair to, and in the best interests of, the holders of Series A Shares and Series B Shares and is recommending that holders of such shares tender such shares in the Offer.

      The Redemption and the Offer are being made in connection with, but not as a condition to, the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 18, 2000, between Bank United Corp. and Washington Mutual, Inc. The Merger Agreement, which provides for the merger of Bank United Corp. with and into Washington Mutual, Inc., and certain related agreements, and the transactions contemplated by the Merger Agreement and the related agreements, are the subject of a proxy statement/prospectus included in the registration statement (File No. 333-47308) on Form S-4 filed by Washington Mutual, Inc. with the Securities and Exchange Commission on October 4, 2001, as amended by Amendment No. 1 thereto filed by Washington Mutual, Inc. with the Securities and Exchange Commission on November 13, 2000, as it may be further amended from time to time.

      On January 8, 2001, Bank United and Washington Mutual, Inc. issued a joint press release announcing the Redemption and the Offer. A copy of that release is included as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

      (c)   EXHIBITS.

            99.1 Redemption and Redemption Reimbursement Agreement, dated as of January 5, 2001, by and between Bank United Corp., Bank United and Washington Mutual, Inc.

            99.2 Joint Press Release, dated as of January 8, 2001, jointly issued by Washington Mutual, Inc. and Bank United.



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


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               BANK UNITED CORP.

                               By:  /s/ Jonathon K. Heffron
                                    -------------------------------
                               Name:  Jonathon K. Heffron
                               Title: Executive Vice President, Chief Operating Officer and General Counsel



Dated:  January 8, 2000

                                  EXHIBIT LIST


  Exhibit                          Description
    No.                            -----------
    ---
    99.1 Redemption and Redemption Reimbursement Agreement, dated as of January 5, 2001, by and between Bank United Corp., Bank United and Washington Mutual, Inc.

    99.2 Joint Press Release, dated as of January 8, 2001, jointly issued by Washington Mutual, Inc. and Bank United


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